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                                                                      EXHIBIT 99


                                     PROXY

                           BANKERS SAVINGS BANK, FSB

                        SPECIAL MEETING OF STOCKHOLDERS


     The undersigned hereby constitutes and appoints Arthur Shapiro and William Dolan, or either of them, as proxies, each with full power of substitution, to vote the number of shares of the $4.00 par value common stock ("BSB Common Stock") of Bankers Savings Bank, FSB, a federally-chartered savings and loan association ("BSB"), which the undersigned would be entitled to vote if personally present at the Special Meeting of BSB stockholders to be held at BSB's main office, located at 2222 Ponce de Leon Boulevard, Coral Gables, Florida 33134, on Tuesday, November 3, 1998, at 4:30 p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"), upon the proposals described in the Proxy Statement/Prospectus, dated September 25, 1998, and the Notice of Special Meeting of Stockholders, dated September 30, 1998.

1. MERGER. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of March 2, 1998 (as amended and restated as of September 4, 1998, the "Agreement"), by and among Republic Bancshares, Inc., a Florida corporation ("Bancshares"), Republic Bank, a commercial bank organized and existing under the laws of the State of Florida that is a wholly-owned subsidiary of Bancshares ("Republic"), and BSB, pursuant to which (i) BSB will merge (the "Merger") with and into Republic, and (ii) each share of BSB Common Stock issued and outstanding at the effective time of the Merger will be converted into shares of the $2.00 par value common stock of Bancshares in accordance with the exchange ratio formula set forth in the Agreement, all as more fully described in the Proxy Statement/Prospectus dated September 25, 1998.

               FOR / /          AGAINST / /          ABSTAIN / /

2. OTHER BUSINESS. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        DATED:                           , 1998
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                                        Signature


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                                        Signature if held jointly


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                                        Shares of BSB Common Stock Owned

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANKERS SAVINGS BANK, FSB, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.